UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MESA LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MESA LABORATORIES, INC.

12100 West Sixth Avenue

Lakewood, Colorado 80228

Telephone: (303) 987-8000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Tuesday, September 11, 2007

To the Shareholders:

PLEASE TAKE NOTICE that the annual meeting of shareholders of Mesa Laboratories, Inc. (the “Company”) will be held at the Company’s offices at 12100 West Sixth Avenue, Lakewood, Colorado 80228, on Tuesday, September 11, 2007 at 9:30 AM for the following purposes:

1.	To elect five directors to hold office for the term specified in the Proxy Statement or until their successors are elected and qualified; and

2.	To transact such other business as may properly come before the meeting or any adjournment.

The Board of Directors has fixed the close of business on July 23, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment.

A Proxy Statement which describes the foregoing proposals and a form of Proxy accompany this Notice.

By Order of the Board of Directors

Dated: July 27, 2007	Steven W. Peterson
Secretary

IMPORTANT

Whether or not you expect to attend the Meeting, you are urged to execute the accompanying proxy and return it promptly in the enclosed reply envelope which requires no postage. Any shareholder granting a proxy may revoke the same at any time prior to its exercise. Also, whether or not you grant a proxy, you may vote in person if you attend the Meeting.

MESA LABORATORIES, INC.

12100 West Sixth Avenue

Lakewood, Colorado 80228

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held Tuesday, September 11, 2007

SOLICITATION OF PROXY

The accompanying proxy is solicited on behalf of the Board of Directors of Mesa Laboratories, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, September 11, 2007, and at any adjournment. In addition to the use of the mails, proxies may be solicited by personal interview, telephone or telegraph by officers, directors and other employees of the Company, who will not receive additional compensation for such services. The Company may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding such material at the rates suggested by the New York Stock Exchange. The Company will bear the cost of this solicitation of proxies. Such costs are expected to be nominal. Proxy solicitation will commence with the mailing of this Proxy Statement on or about July 27, 2006.

Execution and return of the enclosed proxy will not affect a shareholder’s right to attend the Meeting and to vote in person. Any shareholder executing a proxy retains the right to revoke it at any time prior to exercise at the Meeting. A proxy may be revoked by delivery of written notice of revocation to the Secretary of the Company, by execution and delivery of a later proxy or by voting the shares in person at the Meeting. A proxy, when executed and not revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by the person named in the proxy “FOR” the election as directors of those nominees named in the Proxy Statement and in accordance with his best judgment on all other matters that may properly come before the Meeting.

The enclosed proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy. If you wish to grant authority to vote for all nominees, check the box marked “FOR”. If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD”. If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the proxy in the space provided.

PURPOSE OF MEETING

As stated in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement, the business to be conducted and the matters to be considered and acted upon at the Meeting are as follows:

1.	To elect five directors to hold office for the term specified herein or until their successors are elected and qualified; and

2.	To transact such other business as may properly come before the Meeting or any adjournment.

VOTING AT MEETING

The voting securities of the Company consist solely of common stock, no par value per share (the “Common Stock”).

The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on July 23, 2007, at which time the Company had outstanding and entitled to vote at the meeting 3,169,944 shares of Common Stock. Shareholders are entitled to one vote, in person or by proxy, for each share of Common Stock held in their name on the record date.

Shareholders representing a majority of the Common Stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum. The election of directors will require the affirmative vote of the holders of a majority of the Common Stock present or represented by proxy at the meeting and entitled to vote thereon. Cumulative voting for directors is not authorized and proxies cannot be voted for more than five nominees.

STOCK OWNERSHIP

The following table sets forth the number of shares of the Company’s common stock owned beneficially as of March 31, 2007 (unless otherwise noted), by each person known by the Company to have owned beneficially more than five percent of such shares then outstanding, by each officer and director of the Company and by all of the Company’s officers and directors as a group. This information gives effect to securities deemed outstanding pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended. As far as is known to management of the Company, no person owns beneficially more than five percent of the outstanding shares of common stock as of March 31, 2007 except as set forth below.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner		Percentage of Class Beneficially Owned
Luke R. Schmieder (1)	335,692	(2)	10.6
John J. Sullivan Ph.D. (1)	19,335	(3)	0.6
Steven W. Peterson (1)	70,925	(4)	2.2
Paul D. Duke (1)	95,968	(5)	3.0
H. Stuart Campbell (1)	94,425		3.0
Michael T. Brooks (1)	36,625	(6)	1.1
Robert V. Dwyer (1)	185,210	(7)	5.8
FMR Corp. (10)	230,760	(9)	7.3
All officers and directors as a group (7 in number)	838,180	(8)	26.1

(1)	The business address is 12100 West Sixth Avenue, Lakewood, Colorado 80228.

(2)	Includes 4,425 shares which Mr. Schmieder has the right to acquire within 60 days by exercise of stock options.

(3)	Includes 10,425 shares which Mr. Sullivan has the right to acquire within 60 days by exercise of stock options.

(4)	Includes 3,425 shares which Mr. Peterson has the right to acquire within 60 days by exercise of stock options.

(5)	Includes 4,925 shares which Mr. Duke has the right to acquire within 60 days by exercise of stock options.

(6)	Includes 10,425 shares which Mr. Brooks has the right to acquire within 60 days by exercise of stock options.

(7)	Includes 1,250 shares which Mr. Dwyer has the right to acquire within 60 days by exercise of stock options.

(8)	Includes 34,875 shares which the officers and directors of the Company as a group have the right to acquire within 60 days by exercise of stock options.

(9)	Based upon information set forth in schedule 13G filed by FMR Corp. with the Securities and Exchange Commission dated February 14, 2007. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 230,760 shares as a result of acting as investment advisor to several investment companies. The ownership by one investment company, Fidelity Low-Priced Stock Fund, amounted to 230,760 shares. Mr. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the aforementioned investment companies each has the power to dispose of the 230,760 shares.

(10)	The business address is 82 Devonshire Street, Boston, MA 02109.

BOARD OF DIRECTORS

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. The Board meets regularly throughout the year, including the annual organization meeting following the Annual Meeting of Shareholders, to review significant developments affecting the Company and to act upon matters requiring Board approval. It also holds special meetings as required from time to time when important matters arise, requiring Board action between scheduled meetings. During the last fiscal year, the Board met five times.

The Board of Directors has established Compensation and Audit Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of these committees, their current members, and the number of meetings held during the last fiscal year are described below.

The Compensation Committee consists of Messrs. Campbell, Duke and Brooks. Its function is to recommend the compensation to be paid to the President and certain other employees, and for the development of policies on employee compensation and benefits. The Compensation Committee met once during the fiscal year ended March 31, 2007.

The Audit Committee consists of Messrs. Campbell, Duke and Brooks. The Audit Committee operates under a written charter adopted by the Company’s Board of Directors. The functions of the Audit Committee are to appoint the independent public accountants of the Company on an annual basis, discuss and review the scope and the fees of the prospective annual audit and review the results thereof with the independent public accountants, review and approve non-audit services of the independent public accountants, review compliance with existing major accounting and financial policies of the Company, review the adequacy of the financial organization of the Company and review management’s procedures and policies relative to the adequacy of the Company’s internal accounting controls and compliance with federal and state laws relating to accounting practice. The Audit Committee met six times during the fiscal year ended March 31, 2007.

The Company has a Nominating Committee consisting of Messrs. Campbell, Duke and Brooks.

No director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board on which he served.

Each non-employee director will be compensated separately for service on the Board and is reimbursed for expenses to attend Board meetings. Members of the Audit, Nominating and Compensation Committees are compensated separately for service on those committees if those meetings are not held in conjunction with a Board of Directors meeting.

ELECTION OF DIRECTORS

At the Meeting, five directors are to be elected. Each director will be elected for a one-year term or until his successor is elected and qualified.

Shares represented by properly executed proxies will be voted, in the absence of contrary indication therein or revocation thereof by the shareholder granting such proxy, in favor of the persons named below as directors, to hold office for the term stated in the preceding paragraph. The person named as proxy in the enclosed proxy has been designated by management and intends to vote for the election to the Board of Directors of the persons named below, each of whom is now a director of the Company. If the contingency should occur that any such nominee is unable to serve as a director, it is intended that the shares represented by the proxies will be voted, in the absence of contrary indication, for any substitute nominee that the Nominating Committee may designate. Management knows of no reason why any nominee would be unable to serve. The information presented herein with respect to the nominees was obtained in part from the respective persons, and in part from the records of the Company.

Nominees for Election as Directors

Name and Address	Age	Office	Term Expires(1)
Luke R. Schmieder 12100 West Sixth Avenue Lakewood, Colorado	64	Chief Executive Officer, Treasurer and Chairman of the Board of Directors	2007

Paul D. Duke 12100 West Sixth Avenue Lakewood, Colorado	65	Director (2)(3)(4)	2007

H. Stuart Campbell 12100 West Sixth Avenue Lakewood, Colorado	77	Director (2)(3)(4)	2007

Michael T. Brooks 12100 West Sixth Avenue Lakewood, Colorado	58	Director (2)(3)(4)	2007

Robert V. Dwyer 12100 West Sixth Avenue Lakewood, Colorado	66	Director	2007

(1)	The term of office of each officer of the Company is at the discretion of the Board of Directors.

(2)	Audit Committee member.

(3)	Compensation Committee member.

(4)	Nominating Committee member.

Luke R. Schmieder, Chief Executive Officer, Treasurer and Chairman of the Board of Directors

Mr. Schmieder attended Ohio State University and Ohio University taking courses in mechanical engineering and business management. Mr. Schmieder was employed from 1970 to 1977 by Cobe Laboratories, Inc. (manufacturer of dialysis and cardiovascular equipment and supplies) as a designer and process controller on various projects. From 1977 to 1982, Mr. Schmieder served as president and principal of a consulting company for product and process development primarily in the medical field. Mr. Schmieder has served as Chief Executive Officer and a Director of the Company since its inception in March 1982.

Paul D. Duke, Director

Mr. Duke received his initial medical training while on active duty with the United States Navy and while attending the University of Alabama. Mr. Duke was employed from 1965 to 1969 by the University of Alabama Medical Center as chief hemodialysis technician and was employed by Cobe Laboratories, Inc. from 1969 to 1973 as field service and training technician. From 1973 to 1979, he served in various capacities for Cordis Dow Corporation (manufacturer of pacemakers and hemodialysis equipment and supplies), including sales, product management, European training manager and national service manager. From 1980 to 1982, Mr. Duke served as proprietor and president of a consulting company specializing in medical marketing, sales, service and training. Mr. Duke has served as vice president and a director of the Company since its inception in 1982. At March 31, 2002, Mr. Duke retired from his position as vice president and now devotes such time as is necessary to the affairs of the Company.

H. Stuart Campbell, Director

Mr. Campbell received his Bachelor of Science degree from Cornell University in 1951. From 1960 through September 1982, Mr. Campbell served in various capacities for Johnson & Johnson and Ethicon, Inc., a domestic subsidiary of Johnson & Johnson. From 1977 through September 1982, he was a Company Group Chairman with Johnson & Johnson and served as Chief Executive Officer and Chairman of the Board of Directors of eight major corporate subsidiaries. Mr. Campbell owned and served as an officer of Highland Packaging Labs, Inc., Somerville, New Jersey (contract packaging business) until its sale in 2002. He also served as a director of Atrix Laboratories, Inc. (pharmaceutical and contract research and development company) until its sale in 2004. Mr. Campbell has served as a director of the Company since May 1983 and devotes such time as is necessary to the affairs of the Company.

Michael T. Brooks, Director

Mr. Brooks received his Bachelor of Arts in History from Ohio Wesleyan University in 1971. While pursuing a career in fluid power, he received a Masters in Business from the University of Denver in 1983. Mr. Brooks was an independent manufacturer’s representative from 1982 – 1985 at which time he purchased an interest in Fiero Fluid Power which he presently owns and operates. Fiero Fluid Power is a Rep/Distributor selling pneumatic and instrumentation equipment. He has been a director since October, 1998 and devotes such time as is necessary to the affairs of the Company.

Robert V. Dwyer, Director

Mr. Dwyer received his Bachelor of Arts in Philosophy from Creighton University in 1962, and he received his J.D. from Creighton University in 1964. Mr. Dwyer has served as President and was the majority owner of Raven Biological Laboratories, Inc. and is also an Attorney at Law. Mr. Dwyer currently serves on the Board of Directors of American National Bank, based in Omaha, Nebraska. In addition, Mr. Dwyer holds ownership positions in other small business entities. He was appointed a director in May, 2006 and currently serves as President of the Company’s Raven Labs operation.

The small business issuer has adopted a code of ethics, which applies to all employees, officers and directors of the Company including its Chief Executive Officer and its Chief Financial Officer. The Board of Directors has determined that Mr. H. Stuart Campbell, who is Chairman of the Audit Committee, is a financial expert. Over his career, Mr. Campbell has served in positions of top level corporate leadership for both large public companies and private companies of similar size and structure to our own company. Mr. Campbell has also served as Audit Committee Chairman of at least one other publicly held company.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company pursuant to § 240.16a-3(e) during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any written representation from the reporting person (as hereinafter defined) that no Form 5 is required, the Company is not aware of any person who, at any time during the fiscal year, was a director, officer, beneficial owner of more than ten percent of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act (“reporting person”), that failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years.

THE BOARD OF DIRECTORS RECOMMENDS TO THE SHAREHOLDERS THAT THEY VOTE “FOR” THE ELECTION OF SUCH NOMINEES.

EXECUTIVE COMPENSATION

The following table, and its accompanying explanatory footnotes, includes annual and long-term compensation information on the Company’s Chief Executive Officer, President and Chief Financial Officer for services rendered in all capacities during the fiscal years ended March 31, 2007, March 31, 2006 and March 31, 2005. No other executive officer received total annual salary and bonus for the fiscal year ended March 31, 2007 in excess of $100,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year		Salary	Bonus(1)	Options Granted	Other Comp
L. Schmieder, CEO	2007		$131,519	$91,769	2,700	$6,245
	2006		$126,147	$80,000	3,000	$4,196
	2005		$122,287	$56,177	4,000	$4,381
J. Sullivan, President, COO	2007		$171,753	$91,769	2,700	$4,912
	2006		$164,005	$60,000	37,000	$4,300
	2005		$74,428	$23,008	20,000	—
S. Peterson, CFO	2007		$99,113	$62,769	2,700	$4,766
	2006		$94,475	$60,000	3,000	$3,245
	2005	(2)	$91,030	$42,942	4,000	$2,535

(1)	Reflects bonus earned in fiscal year, but paid in the following fiscal year.

(2)	Reflects compensation from the date of hire on October 11, 2004.

The following summary table sets forth information concerning grants of stock options made during the fiscal year ended March 31, 2007 to the Company’s Chief Executive Officer, President and Chief Financial Officer.

Option Grants in Last Fiscal Year

Name	Options Granted	Percent of Total Options Granted in Fiscal Year	Exercise Price	Expiration Date
L. Schmieder	2,700	4%	$14.50	April 26, 2016
J. Sullivan	2,700	4%	$14.50	April 26, 2011
S. Peterson	2,700	4%	$14.50	April 26, 2011

The following table sets forth information on option exercises made during the fiscal year ended March 31, 2007 by the Company’s Chief Executive Officer, President and Chief Financial Officer and the value of such officers’ unexercised options at March 31, 2007.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values.

			Number of Securities Underlying Unexercised Options At Fiscal Year End		Value of Unexercised In-the-money Options At Fiscal Year End
Name	Acquired On Exercisable	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
L. Schmieder	8,000	$62,570	3,750	7,950	$39,518	$58,325
J. Sullivan	—	—	9,750	44,950	$52,398	$201,223
S. Peterson	3,300	$62,830	2,750	7,950	$23,538	$58,323

Compensation of Directors

On October 3, 1996, the Company adopted a new nonqualified performance stock option plan for the benefit of the Company’s outside Directors. The plan provides that the outside Directors will receive grants to be determined and approved by the Company’s inside directors and not to exceed 20,000 options per year per director. Under the terms of the plan, the options are exercisable for a term of ten years, and during such term are exercisable as follows: 25% after each year, and 100% anytime after the fourth year until the end of the tenth year. The purchase price of the common stock will be equal to 100% of the closing bid price of the common stock on the over-the-counter market on the date of grant. Effective March 24, 2006, this plan has expired.

On April 27, 2006, Mr. Schmieder, an inside director, was granted options to purchase 2,700 shares of common stock at $14.50 per share. On May 4, 2006, Mr. Dwyer, an inside director, was granted options to purchase 5,000 shares of common stock at $14.50 per share. The Company’s outside directors did not receive new option grants during fiscal 2007.

Currently, all outside directors receive cash compensation of $1,000 for each Board of Directors or committee meeting attended in person, and $300 for each Board of Directors or committee meeting attended by teleconference.

Incentive Stock Option Plans

The Company has adopted a stock option plan, approved by the shareholders of the Company in November 1993, for the benefit of the Company’s employees. The plan is administered by the non-participating members of the Board of Directors, who select the optionees and determine the terms and conditions of the stock option grant. The exercise price for options granted under the plan cannot be less than the fair market value of the stock at the date of grant or 110% of such fair market value with respect to options granted to any optionee who holds more than 10% of the Company’s common stock. Options are not exercisable until one year after the date of grant and expire five years after the date of grant. All outstanding options are subject to vesting provisions whereby they become exercisable over a four-year period. The plan authorizes options to purchase up to 300,000 shares of common stock.

On October 21, 1999, the Company adopted a new stock compensation plan. The purpose of the plan is to encourage ownership of the Common Stock of the Company by certain officers, directors, employees and certain advisors of the Company in order to provide incentive to promote the success and business of the Company. A total of 300,000 shares of Common Stock have been authorized for issuance under the plan and are subject to terms as set by the Compensation Committee of the Board of Directors at

the time of grant. On October 18, 2004, the shareholders approved an amendment to the plan to authorized an additional 200,000 shares of Common Stock for issuance under the plan.

On December 8, 2006, the Company adopted a new stock compensation plan. The purpose of the plan is to encourage ownership of the Common Stock of the Company by certain officers, directors, employees and certain advisors of the Company in order to provide incentive to promote the success and business of the Company. A total of 400,000 shares of Common Stock have been authorized for issuance under the plan and are subject to terms as set by the Compensation Committee of the Board of Directors at the time of grant.

As of March 31, 2007, options to purchase a total of 259,390 shares were outstanding, at exercise prices ranging from $5.91 to $19.75 per share. Further, as of March 31, 2007, options to purchase an aggregate of 471,200 shares remained available for grant under the Company’s stock option plans. Options were granted during the fiscal year ended March 31, 2007, pursuant to the Company’s incentive stock option plans, to each of the Company’s executive officers. Options to purchase 2,700 shares at $14.50 per share were granted to Mr. Steven W. Peterson, Vice President-Finance. Mr. Luke R. Schmieder, CEO, was granted options to purchase 2,700 shares at $14.50 per share. Mr. John J. Sullivan, Ph.D., President and Chief Operating Officer, was granted options to purchase 2,700 shares at $14.50.

Retirement Plan

The Company has adopted a 401(k) plan for the benefit of its officers and employees. Subject to certain restrictions, a participant may defer up to 15% of their gross compensation into the plan. The Company currently matches up to 6% of the participant’s contribution at a rate of 50% of the contribution. The plan also allows for additional contributions by the Company at its discretion.

The Company currently maintains the 401(k) plan that was existing at the time of acquisition for the benefit of its Raven Labs employees. Subject to certain restrictions, eligibility begins at age 21 and one year of employment with the Company. The Company matches 100% of the employee’s contribution up to 3% of the employees salary, and 50% of contributions above 3% up to 5% of salary. A participant vests in the Company’s contributions at a rate of 25% per year, fully vesting at the end of the participant’s fourth year of service.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUTANTS

Ehrhardt Keefe Steiner & Hottman PC, Denver, Colorado, conducted the audits of the Company’s accounting records since 1986 and the Board of Directors expects to engage the same firm to audit the Company’s accounting records for the fiscal year ending March 31, 2008.

A representative of Ehrhardt Keefe Steiner & Hottman PC will attend the Annual Meeting of Shareholders and will have the opportunity to make a statement if he so desires. This representative will be available to respond to appropriate shareholder questions at that time.

AUDIT FEES

Ehrhardt Keefe Steiner & Hottman PC’s fees for the Company’s 2007 and 2006 annual audits and reviews of the Company’s quarterly financial statements or services that are normally provided by the accountant in connection with statutory or regulatory filings or engagements were approximately $173,628 and $65,936, respectively.

AUDIT RELATED FEES

Ehrhardt Keefe Steiner & Hottman PC did not render any audit related services to the Company in 2007 and 2006.

TAX FEES

Ehrhardt Keefe Steiner & Hottman PC’s fees for tax preparation services to the Company for 2007 and 2006 were approximately $6,500 and $9,700, respectively.

ALL OTHER FEES

Ehrhardt Keefe Steiner & Hottman PC’s fees for all other services to the Company for 2007 and 2006 were approximately $33,466 and $25,000, respectively. The 2007 fees were paid for review of our Form S-3 filing documents and costs related with the acquisition of Raven Biological Laboratories, Inc. The 2006 fees were paid for due diligence work related to the acquisition of Raven Biological Laboratories, Inc.

The Audit Committee approved all services performed by Ehrhardt, Keefe, Steiner & Hottman PC.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is composed of three non-employee directors of the Company. All members are independent as defined under the Nasdaq Marketplace Rules. The Committee held six meetings during fiscal year 2007. The Audit Committee operates under a written charter adopted by the Company’s Board of Directors.

In connection with the March 31, 2007 financial statements, the Audit Committee has (1) reviewed and discussed the audited financial statements with management; (2) discussed with the independent auditors the matters required to be discussed by SAS 61; (3) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and (4) discussed with the independent accountant their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

H. Stuart Campbell, Chairman

Michael T. Brooks

Paul D. Duke

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION

AT NEXT ANNUAL MEETING FOR SHAREHOLDERS

Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next Annual Meeting of Shareholders must do so in writing and it must be received at the Company’s principal executive offices by the end of the fiscal year March 31, 2008. The proponent must be a record or beneficial owner entitled to vote at the next Annual Meeting on his proposal and must continue to own such security entitling him to vote through the date on which the Meeting is held.

ANNUAL REPORT

The Annual Report to Shareholders concerning the operations of the Company during the fiscal year ended March 31, 2007, including audited financial statements for the year then ended, has been distributed to all record holders as of the record date. The Annual Report is not incorporated in the Proxy Statement and is not to be considered a part of the soliciting material.

OTHER BUSINESS

Management of the Company is not aware of any other matters which are to be presented at the Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgement.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

UPON WRITTEN REQUEST, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 2007, TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED COMMON STOCK OF THE COMPANY LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON JULY 23, 2007. ANY REQUEST BY A SHAREHOLDER FOR THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB SHOULD BE MAILED TO THE COMPANY’S SECRETARY, MESA LABORATORIES, INC., 12100 WEST SIXTH AVENUE, LAKEWOOD, COLORADO 80228.

The above notice and Proxy Statement are sent by order of the Board of Directors.

Steven W. Peterson
Secretary

July 27, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY

FOR THE ANNUAL MEETING OF SHAREHOLDERS OF

MESA LABORATORIES, INC.

TO BE HELD TUESDAY, SEPTEMBER 11, 2007

The undersigned hereby appoints Luke R. Schmieder as the lawful agent and Proxy of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Mesa Laboratories, Inc. held of record by the undersigned as of the close of business on July 23, 2007, at the Annual Meeting of Shareholders to be held on Tuesday, September 11, 2007, or any adjournment or postponement thereof.

1.	ELECTION OF DIRECTORS

☐ FOR all nominees listed below	☐ WITHHOLD AUTHORITY
(except as marked to the contrary below)	(to vote for all nominees listed below)

L. Schmieder, P. Duke, H.S. Campbell, M. Brooks, R.V. Dwyer

(INSTRUCTION: To withhold authority to vote for any nominees, write the nominees’ names on the space provided below.)

2.	In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Meeting, or any adjournment or postponement thereof.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS PROPOSED IN ITEM (1).

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said proxy or his substitutes may do by virtue hereof.

Please sign exactly as name appears below. When shares are held joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: _____________________________
Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN
THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE

☐	PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE MEETING.